            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------
GIVE THE SOCIAL SECURITY                               GIVE THE EMPLOYER
         NUMBER                                      IDENTIFICATION NUMBER
    FOR THIS TYPE OF                                    FOR THIS TYPE OF
        ACCOUNT:                 NUMBER OF                  ACCOUNT:                 NUMBER OF
------------------------------------------------------------------------------------------------------

1.    An individual's      The individual
      account              account

2.    Two or more          The actual owner of
      individuals          the account, or if
      (joint account)      combined funds, the
                           first individual on
                           the account(1)

3.    Husband and wife     The actual owner of
      (joint account)      the account or, if
                           joining funds,
                           either person(1)

4.    Custodian account    The minor(2)
      of a minor (Uniform
      Gift to Minors Act)

5.    Adult and minor      The adult or, if
      (joint account)      the minor is the
                           only contributor,
                           the minor(1)

6.    Account in the name  The ward, minor or
      of guardian or       incompetent
      committee for a      person(3)
      designated ward,
      minor, or
      incompetent person

7.a.  A revocable savings  The grantor-
      trust account (in    trustee(1)
      which grantor is
      also trustee)

 b.   Any "trust" account  The actual owner
      that is not a legal  (1)
      or valid trust
      under State law

8.    Sole proprietorship  The owner(4)

9.    A valid trust,       The legal entity
      estate or pension    (do not furnish the
      trust                identifying number
                           of the personal
                           representative or
                           trustee unless the
                           legal entity itself
                           is not designated
                           in the account
                           title)(5)

10.   Corporate account    The corporation

11.   Religious,           The organization
      charitable,
      organization or
      educational account

12.   Partnership account  The partnership

13.   Association, club,   The organization
      or other tax-exempt
      organization

14.   A broker or          The broker or
      registered nominee   nominee

15.   Account with the     The public entity
      Department of        (such as a State or
      Agriculture in the   local government,
      name of a public     school district, or
      entity               prison) that
                           receives
                           agricultural
                           program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration of the Internal Revenue Service.

    To complete Substitute Form W-9, if you do not have a taxpayer identification number, check the "Awaiting TIN" box in Part 3, sign and date the Form, and give it to the requester.

    Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding tax, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

    Payees specifically exempted from backup withholding tax on ALL payments include the following:*

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government or a political subdivision, agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding tax. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to non-resident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more,
      (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis which results in no imposition of backup withholding tax, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050A.

    PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

--------------------------

* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.